Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Alcan Inc. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Annual Report on Form 10-K for the quarter ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 12 March 2004	/s/ Travis Engen
Travis Engen
President and Chief Executive Officer